UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

280 Jesus T. Pinero Ave. Hato Rey, San Juan, Puerto Rico		00918

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 758-2424

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 28, 2004, the Board of Directors of R&G Financial Corporation (the “Company”) appointed Ivan Mendez to the Board. Mr. Mendez serves in the class of directors whose terms expire in 2006. The size of the Company’s Board of Directors was increased to 13 in connection with this appointment.

There is no arrangement or understanding between Mr. Mendez and any other persons pursuant to which he was selected as a director.

Mr. Mendez is Chairman of the Risk Management Committee of the Company’s Board of Directors. Mr. Mendez has not been, and at the time of this filing is not expected to be, named to serve on any other committee of the Board of Directors.

Mr. Mendez has been a director of R-G Premier Bank of Puerto Rico (“Premier Bank”), a Company subsidiary, since March 2004. He is also Chairman of the Risk Management Committee of each of Premier Bank and R-G Crown Bank, a Company subsidiary.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
By:	/s/ JOSEPH R. SANDOVAL
Joseph R. Sandoval
Executive Vice President and Chief Financial Officer

Date: April 19, 2005